Ex. 99.1

Report of Independent Auditor

To the Board of Directors and Shareholders of

Wheeler Real Estate Investment Trust, Inc.

Report on the Statements

We have audited the accompanying combined statements of revenues and certain operating expenses (the “Statements”) of Clover Plaza Associates, LLC, South Square Associates, LLC, St. George Plaza Associates, LLC, Waterway Plaza Associates, LLC and Westland Square Associates, LLC (collectively referred to as the “Properties”) for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of these Statements, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Properties for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Statements was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Wheeler Real Estate Investment Trust, Inc. and are not intended to be a complete presentation of the Properties’ revenues and expenses.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia
February 28, 2014

Clover Plaza Associates, LLC, South Square Associates, LLC, St. George Plaza Associates, LLC, Waterway Plaza Associates, LLC and Westland Square Associates, LLC

Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2013 (Unaudited) and the Years Ended December 31, 2012 and 2011

	Nine Months Ended	Year Ended	Year Ended
	September 30, 2013	December 31, 2012	December 31, 2011
	(unaudited)
REVENUES:
Rental income	$1,354,524	$1,827,567	$1,882,138
Tenant reimbursements and other income	93,253	344,709	355,036

Total Revenues	1,447,777	2,172,276	2,237,174

CERTAIN OPERATING EXPENSES:
Property operating	157,709	269,886	271,364
Real estate taxes	202,458	267,442	265,791
Repairs and maintenance	79,917	80,447	61,213
Other	73,649	24,919	58,154

Total Certain Operating Expenses	513,733	642,694	656,522

Excess of Revenues Over Certain Operating Expenses	$934,044	$1,529,582	$1,580,652

See accompanying notes to statements of revenues and certain operating expenses.

Clover Plaza Associates, LLC, South Square Associates, LLC, St. George Plaza Associates, LLC, Waterway Plaza Associates, LLC and Westland Square Associates, LLC

Notes to Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2013 (Unaudited) and the Years ended December 31, 2012 and 2011

1.	Business and Purchase and Sale Agreement

On December 23, 2013, Wheeler Real Estate Investment Trust, Inc. (referred to hereafter as the “Trust” or the “Company”), through WHLR-St. George LLC, a Delaware limited liability company (“WHLR-St. George”), WHLR-South Square LLC, a Delaware limited liability company (“WHLR-South”), WHLR-Waterway LLC, a Delaware limited liability company (“WHLR-Waterway”), WHLR-Clover LLC, a Delaware limited liability company (“WHLR-Clover”) and WHLR-Westland LLC, a Delaware limited liability company (“WHLR-Westland”) (collectively the “WHLR Special Purpose Entities”), all of which are wholly-owned subsidiaries of Wheeler REIT, L.P., a Virginia limited partnership (“Wheeler REIT”) of which the Trust is the sole general partner, entered into Assignments of Purchase and Sale Agreement (the “PSA Assignments”) with Wheeler REIT. Pursuant to the PSA Assignments, for nominal consideration, the WHLR Special Purpose Entities succeeded to the rights of Wheeler REIT under that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated December 23, 2013 between Wheeler REIT, as purchaser, and South Square Associates, LLC, a Virginia limited liability company (“South Square”), Clover Plaza Associates, LLC, a Virginia limited liability company (“Clover Plaza”), Waterway Plaza Associates, LLC, a Virginia limited liability company (“Waterway”), Westland Square Associates, LLC, a Virginia limited liability company (“Westland”), and St. George Plaza Associates, LLC, a Virginia limited liability company (“St. George”) as sellers, for the purchase of their respective 50.8176% tenant-in-common interests in five shopping centers known as: Clover Plaza located in Clover, South Carolina; South Square located in Lancaster, South Carolina; St. George Plaza, located in St. George, South Carolina; Waterway Plaza, located in Little River, South Carolina; and, Westland Square, located in West Columbia, South Carolina (collectively the “Properties”).

On December 23, 2013, the Trust through the WHLR Special Purpose Entities, entered into Assignments of Purchase and Sale Agreement (the “TIC PSA Assignments”) with Wheeler Interests, LLC, a Virginia limited liability company (“Wheeler Interests”). Pursuant to the TIC PSA Assignments, for nominal consideration, the WHLR Special Purpose Entities succeeded to the rights of Wheeler Interests under that certain Tenant in Common Interests Purchase Agreement (the “TIC Purchase Agreement”), dated December 2, 2013 between Wheeler Interests, as purchaser, and BCP South Square, LLC, a Virginia limited liability company (“BCP South Square”), BCP Clover, LLC, a Virginia limited liability company (“BCP Clover”), BCP Waterway, LLC, a Virginia limited liability company (“BCP Waterway”), BCP Westland Square, LLC, a Virginia limited liability company (“BCP Westland”), and BCP St. George, LLC, a Virginia limited liability company (“BCP St. George”) as sellers, for the purchase of their respective 49.1824% tenant-in-common interests in the Properties.

As of December 23, 2013, the Special Purpose Entities closed the transactions and acquired the Properties for approximately $15.85 million in cash.

2.	Basis of Presentation

The Combined Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of the Properties’ revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Properties. Expenses such as depreciation and amortization are excluded from the accompanying Statements. The Statements have been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

The Statements have been presented on a combined basis due to the fact that the acquisition was executed in a single transaction from entities under common control. Combining schedules have been presented in the accompanying notes which provide detailed financial information for each property acquired.

3.	Revenues

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Properties are reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

Food Lion is the only tenant of the Properties whose annualized rental income on a straight line basis represented greater than 10% of combined total annualized rental income for all tenants on a straight line basis. Straight line rental income from Food Lion represented 55.77%, 56.17% and 55.08% of the combined rental income for the nine months ended September 30, 2013 (unaudited) and the years ended December 31, 2012 and 2011, respectively.

The termination, delinquency or nonrenewal of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of September 30, 2013 (unaudited) and December 31, 2012 and 2011.

Clover Plaza Associates, LLC, South Square Associates, LLC, St. George Plaza Associates, LLC, Waterway Plaza Associates, LLC and Westland Square Associates, LLC

Notes to Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2013 (Unaudited) and the Years ended December 31, 2012 and 2011

3.	Revenues (continued)

The weighted average remaining lease terms for tenants at the Properties was 3.21 years as of September 30, 2013. Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of September 30, 2013 (unaudited) and December 31, 2012 were as follows:

	For the Twelve Months Ending September 30,		For the Years Ending December 31,
2014	$1,813,933	2013	$1,750,157
2015	1,720,622	2014	1,746,701
2016	1,259,961	2015	1,535,626
2017	774,995	2016	1,001,864
2018	333,204	2017	659,922
Thereafter	334,560	Thereafter	294,154

	$6,237,275		$6,988,424

The above schedule takes into consideration all renewals and new leases executed subsequent to September 30, 2013 until the date of this report.

4.	Combining Schedules

Combining income statements are presented below for each of the periods presented:

	Nine Months Ended September 30, 2013 (unaudited)
	Clover Plaza	South Square	Waterway Plaza	Westland Square	St. George Plaza	Total
REVENUES:
Rental income	$245,215	$236,524	$321,593	$288,135	$263,057	$1,354,524
Tenant reimbursements and other income	28,146	10,649	11,002	27,368	16,088	93,253

Total Revenues	273,361	247,173	332,595	315,503	279,145	1,447,777

CERTAIN OPERATING EXPENSES:
Property operating	28,156	29,719	38,389	34,911	26,534	157,709
Real estate taxes	53,480	31,524	22,289	41,695	53,470	202,458
Repairs and maintenance	30,398	10,696	20,759	12,403	5,661	79,917
Other	6,391	5,897	45,214	9,782	6,365	73,649

Total Certain Operating Expenses	118,425	77,836	126,651	98,791	92,030	513,733

Excess of Revenues Over Certain Operating Expenses	$154,936	$169,337	$205,944	$216,712	$187,115	$934,044

	Year Ended December 31, 2012
	Clover Plaza	South Square	Waterway Plaza	Westland Square	St. George Plaza	Total
REVENUES:
Rental income	$340,709	$360,165	$407,510	$384,917	$334,266	$1,827,567
Tenant reimbursements and other income	85,140	50,850	67,168	72,123	69,428	344,709

Total Revenues	425,849	411,015	474,678	457,040	403,694	2,172,276

CERTAIN OPERATING EXPENSES:
Property operating	49,134	49,849	73,613	53,051	44,239	269,886
Real estate taxes	71,658	41,183	28,875	54,866	70,860	267,442
Repairs and maintenance	29,182	8,674	12,283	12,332	17,976	80,447
Other	5,147	2,848	5,638	3,267	8,019	24,919

Total Certain Operating Expenses	155,121	102,554	120,409	123,516	141,094	642,694

Excess of Revenues Over Certain Operating Expenses	$270,728	$308,461	$354,269	$333,524	$262,600	$1,529,582

Clover Plaza Associates, LLC, South Square Associates, LLC, St. George Plaza Associates, LLC, Waterway Plaza Associates, LLC and Westland Square Associates, LLC

Notes to Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2013 (Unaudited) and the Years ended December 31, 2012 and December 31, 2011

4.	Combining Schedules (continued)

	Year Ended December 31, 2011
	Clover Plaza	South Square	Waterway Plaza	Westland Square	St. George Plaza	Total
REVENUES:
Rental income	$324,010	$355,267	$418,430	$396,927	$387,504	$1,882,138
Tenant reimbursements and other income	77,448	47,314	67,333	84,685	78,256	355,036

Total Revenues	401,458	402,581	485,763	481,612	465,760	2,237,174

CERTAIN OPERATING EXPENSES:
Property operating	46,310	49,747	73,320	55,149	46,838	271,364
Real estate taxes	70,251	38,227	28,875	54,664	73,774	265,791
Repairs and maintenance	6,669	10,355	13,281	11,256	19,652	61,213
Other	5,141	2,900	13,092	34,001	3,020	58,154

Total Certain Operating Expenses	128,371	101,229	128,568	155,070	143,284	656,522

Excess of Revenues Over Certain Operating Expenses	$273,087	$301,352	$357,195	$326,542	$322,476	$1,580,652